SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

 Filed by the Registrant  [X]

 Filed by a Party other than the Registrant [  ]

 Check the appropriate box:

 [ ]    Preliminary Proxy Statement

                                         [  ]   CONFIDENTIAL, FOR USE OF THE
 [ ]    Definitive Proxy Statement              COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14A-6 (E)(2))

 [X]    Definitive Additional Materials

 [ ]    Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

            DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.
             (Names of Registrant as Specified In Its Charter)

 Payment of Filing Fee (check the appropriate box):

 [X]    No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transactio computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

 [ ]    Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:






        [DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC. LETTERHEAD]

                               IMPORTANT REMINDER


                                         May 6, 1998


 Dear Shareholder:

           We have previously mailed to you proxy materials relating to the Annual Meeting of Shareholders of Duff & Phelps Utility and Corporate Bond Trust Inc. to be held on Wednesday, May 28, 1998.

           According to our latest records, we have not received your proxy card for this important meeting. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. If you have not already mailed your proxy card, please take a moment to sign, date and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience.

           For the reasons set forth in the Joint Proxy Statement dated April 15, 1998, management recommends that you vote "FOR" approval of each proposal on the meeting agenda.

           Thank you for your cooperation and continued support.

                                 By order of the Board of Directors of DUC


                                 THOMAS N. STEENBURG, Secretary